Land Lease Contract

Date: __________

In accordance with the legal and regulatory requirements under the "Law of Land Administration of the People’s Republic of China” , this contract regarding land leasing was entered between China Southern Air Holding Company and China Southern Airlines Company Limited on the basis of equality, voluntariness and consideration through friendly negotiation.

Chapter 1 General Provisions

Article 1 Parties of this contract:

Lessor: China Southern Air Holding Company (hereafter named “Party A” )

Legal address: Guangzhou Baiyun International Airport

Postal code: 510406

Lessee: China Southern Airlines Company Limited (hereafter named “Party B” )

Legal address: Guangzhou Baiyun International Airport

Postal code: 510406

Article 2 Party A leases the land use right to Party B pursuant hereto. The ownership of the land covered shall be People’s Republic of China, and the land use rights thereof belong to Party A. Any underground resources, buried property and public utilities shall not be covered under the land use right granted hereunder.

Article 3 The legal rights of the use of land within the land use rights leased by Party B pursuant hereto and operating activities thereof are protected by the law of the State.

Chapter 2 Size, Term and Usage of the Leased Land

Article 4 Party A leases the land use right to Party B (see Appendix I for detailed description of the land). Transaction price was determined on a fair and reasonable basis and based on fair market rate, and will be no higher than the price and charging standard offered by other independent third parties.

Article 5 The land leased pursuant hereto shall be used for air transportation and auxiliary service facilities and welfare benefits. Any changes to the land usage as stipulated herein within the lease term shall be subject to approval of Party A.

Article 6 The term of the land use rights leased hereunder shall be 3 years effective from 1 January 2011.

Chapter 3 Rental Payments

Article 7 Party B agrees to pay Party A an annual rental of RMB 56,329,131.00, in 2 installments each year.

Article 8 Party B shall remit the rental payment to the bank account of Party A on or before the respective required payment date. Upon receipt of payment, Party A shall issue a receipt of the respective amount. Should there be any changes to the bank account, Party A shall notify Party B in written form within 10 days after such changes. Party B shall not be liable for any delay in payment(s) arising from late payment(s) due to failure to give timely notice.

Article 9 Should there be any laws, regulations or administrative orders requiring to contribute, fully or partially, the rental payments received by Party A from Party B, Party A shall be liable to comply such laws, regulations or administrative orders. In the event of any loss(es) in Party B arising from violation of Party A of the forementioned requirements, Party A shall fully compensate Party B on such loss(es).

Chapter 4 Agreed Terms

Article 10 So far as Party A is entitled to the land use rights of the land and there is no breaches by Party B on the obligations hereunder, Party A shall be obligated to lease such land use rights to Party B.

Article 11 Party A agrees that land leased by Party B can be used by Party B and its wholly-owned subsidiaries and investment companies within the scope of usage as stipulated by this contract.

Article 12 Given the historical reason for the land, should Party A be unable to continue fulfilling its obligation hereunder due to special causes such as government orders or urban planning, Party A may elect an early termination or amendment of this contract to fully or partially resume the land leased hereunder, subject to an obligation of Party A to compensate Party B on the properties on the resumed land and the direct financial loss(es) of Party B arising from redemption of the land on termination of this contract according to relevant requirements of the Government.

Article 13 Any change of the lease type stipulated herein to transference by Party B during the lease term shall be subject to prior approval of Party A and in such case, procedures and amendments in the land use rights registration shall be approved in accordance to relevant regulations. In the event of unilateral termination or amendments on this contract by Party B, Party B shall be liable to compensate the direct financial loss(es) of Party A.

Article 14 Party B guarantees to Party A on usage of land strictly in accordance to relevant laws and regulations of the Government. Land leased by Party B shall not be transferred, subleased or pledged without approval of Party A. In the event of any loss(es) of Party A arising from the misuse of land of Party B, Party B shall provide compensation.

Chapter 5 Usage of Land

Article 15 Land hereunder, upon leasing, shall be used by Party B on purposes related to air transportation business and other auxiliaries in accordance to the land use specified by the State.

Article 16 Any addition of general housings or buildings by Party B on the leased land shall be subject to requirements of urban planning and general planning of land use and the prior approval in written form from Party A. Approval procedures with authorities shall be gone through by Party B with necessary assistance from Party A. Party A confirms that the ownership of the buildings added on the leased land shall belong to Party B, and, upon expiration and where Party B determined not to extend this contract, belong to Party A albeit appropriate compensation with specific amount to be negotiated otherwise between both parties shall be made from Party A to Party B.

Article 17 Any change(s) by Party B on the usage of the leased land shall be subject to requirements of urban planning and general planning of land use and the prior approval in written form from Party A.

Chapter 6 Expiration

Article 18 Should a party require to continue the use of the land after expiration of this contract, the party shall submit extension application to Party A 60 days prior to the expiration date and enter into a renewed contract with Party A.

Chapter 7 Force Majeure

Article 19 None of the parties shall be legally liable to the failure to perform obligations hereunder, whether partially or fully, due to force majeure. Notwithstanding the above, both parties shall perform all necessary remediation measures to reduce the loss arising from force majeure. The party affected by force majeure shall report the situation to the other party within 15 days after such event and provide proof of such force majeure event to the relevant government authority.

Chapter 8 Breach of Contract

Article 20 Failure to perform the requirements hereunder shall be regarded as a breach of the contract. The breaching party shall be liable for compensation on the direct financial loss(es) of the other party.

Article 21 In the event of failure of Party B to provide timely rental payment, the party shall pay an overdue fine, initially equivalent to 0.1% of the amount of the land rental payment, with fine amount doubled after 6 months, until the party completely settled the payment of such installment.

Chapter 9 Applicable Legal and Dispute Resolutions

Article 22 Resolutions on the entering, effect, explanation, performance and dispute hereof shall be protected and governed by the law of the People’s Republic of China.

Article 23 Any dispute arising from this contract shall be resolved by negotiation of the disputing parties. Either party shall have the right to prosecute a lawsuit in the people’s court upon failure of resolving by negotiation.

Chapter 10 Supplementary Provisions

Article 24 This contract shall not be transferred. Notwithstanding, in case of restructuring, merger and division of either party, this contract shall continue to be performed by the new organization(s) entitled to the rights hereunder after the restructuring, merger and division upon issuance of written notice to the other party and entering of contractual agreements.

Article 25 This agreement shall be made out in quadruplicate with each party holding two copies of each. The contract shall take effect upon signature and seal.

(No text on this page)

Party A:	Party B:
China Southern Air Holding Company	China Southern Airlines Company Limited
Authorized representative: (Seal and Signature)	Authorized representative: (Seal and Signature)

Tenancy Contract

Party A (Lessor): China Southern Air Holding Company

Party B (Lessee) : China Southern Airlines Company Limited

Given the properties owned by China Southern Air Holding Company and its wholly owned subsidiaries in various cities in China, China Southern Airlines Company Limited agreed to rent some of which as office premises. Upon negotiation by both parties, China Southern Air Holding Company, on behalf of its wholly owned subsidiaries, entered into this contract with China Southern Airlines Company Limited with regards to the relevant tenancy:

Article 1 Location, Size and Rental

Upon negotiation by both parties, the annual rental fee shall be RMB 42,975,542.00. See Appendix I of this contract for details. Such price was determined by both parties on a fair and reasonable basis and based on fair market rate, and will be no higher than the price and charging standard offered by other independent third parties.

Article 2 Lease Term

The lease term of the premise in the preceding provision shall be 3 years effective from 1 January 2011.

Article 3 Rental Payment

Rental payment, provided by Party B to Party A half-annually, shall be settled within 15 days from the start date of a half-year period by bank remittance. Upon receipt of payment, Party A shall issue a receipt of the respective amount.

Article 4 Change of Lessor and Lessee

1.	Where Party A requires transferring its rights and obligations hereunder to a third party within the contract period, no agreement from Party B shall be required albeit Party A shall inform Party B about such issue. A third party agent, upon delegation from Party A, shall immediately become the new Party A hereof, entitled to the rights and liable for the obligations of the original Party A.

2.	Party B shall not transfer its rights of the leased property to any third party without agreement from Party A during the term hereof. The third party which obtained the agreement of Party A regarding the property use rights shall immediately become the new Party B hereof, entitled to the rights and liable for the obligations of the original Party B.

Article 5 Obligations of Party A

1.	In the event of failure of Party A to provide the premises leased to Party B on schedule stipulated herein, Party A shall provide Party B a default fine equivalent to 5% of the amount of rental during such delayed period and return the submitted rental payment of such delayed period to Party B.

2.	Party B shall be responsible for the maintenance, and Party A shall be responsible for the repair of significant natural damage of the leased property and attached facilities, such as elevator, drainage system, power supply and security facilities. In the event of significant natural damage endangering general order of work without the receiving repairs from Party A, Party B may elect to terminate this tenancy and repair on behalf of A, and, in such case, the invoice of the repairing costs may be distressed for rent.

3.	Party A shall compensate for the loss(es) of Party B arising from situation described in the preceding clause.

4.	Where Party A requires redemption of the property for its own use during the tenancy period, the party shall terminate this contract providing 3 months prior written notice and a default fine equivalent to 5% of the total amount of rental payments for the remaining term to Party B.

5.	Should there be any laws, regulations or administrative orders requiring contribution, fully or partially, the rental payments received by Party A from Party B, Party A shall be liable to comply such laws, regulations or administrative orders. In the event of any loss(es) in Party B arising from violation of Party A of the forementioned requirements, Party A shall fully compensate Party B on such loss(es).

6.	All utility fees and environmental and garbage collection fees during the tenancy period shall be borne by Party B.

Article 6 Obligations of Party B

1.	Party B shall pay rental fees pursuant to this contract. In the event of overdue rentals, an overdue fine equivalent to 0.1% of the amount of payable rental shall be paid daily. In case of an overdue exceeding 3 months, Party A may repossess the premise and take actions against all rentals and overdue fines in due.

2.	Where Party B requires a termination of tenancy due to extraordinary circumstances such as change of office premier during the tenancy period, the party shall terminate this contract giving 3 months prior notice and default fines (equivalent to 5% of the total rental amount in the remaining term) to Party A. Should Party B sublease the premier, the party shall report to Party A for record.

3.	Party B shall not alter the building structure and use of the premise without obtaining prior agreement from Party A during the tenancy period. In case of any damages to the premise and attached facilities due to deliberate or negligent reasons of Party B, the party shall be responsible for recovering or providing compensation. Renovation should start only after obtaining agreement from Party A. Fixture added during renovation of Party B could be traded to Party A in returning the premise upon contractual expiration, or removed subject to set-up recovery.

4.	Upon expiration or termination of this contract, Party B shall return the premise within 1 month thereafter and settle rental payments according to actual days of use. Any belongings left in the premise thereafter shall be deemed as abandoned by Party A and shall be handled by Party A.

5.	Where Party B remains in the premise after the returning period upon expiration or termination of this contract, the party shall compensate for the loss(es) of Party A arising therefrom. Where necessary, Party A may file legal processing or apply for enforcement in the local people’s court.

Article 7 Extension of Term

This contract shall not be automatically renewed. Both parties are liable to notify the other party in written form regarding the extension of such tenancy 3 months prior to expiration. Should both parties agree to continue such contract, a new contract shall be entered.

Article 8 Exemption of Liabilities

In case of damages on the premise caused by force majeure during the term hereof, this contract shall be terminated automatically. None of the parties shall be liable thereof.

Article 9 Resolution of Disputes

Any dispute arising from this contract shall be resolved by negotiation of the disputing parties. Either party shall have the right to prosecute a lawsuit in the people’s court upon failure of resolving by negotiation.

Article 10 Others

For issues not stipulated in this contract, both parties may sign a supplement agreement which constitutes as part of this contract.

This agreement shall be made out in quadruplicate with each party holding two copies of each.

Party A: China Southern Air Holding Company	Party B: China Southern Airlines Company Limited

Authorized representative: (Seal and Signature)	Authorized representative: (Seal and Signature)

Annex 1: Details of Land Lease – Xinjiang, Northern China

Serial number	Land use number	Land use Name	Land user on valuation reference date	Certificate no. of land property	Land use location	Area of Land (m2)	Gross net income of land (RMB0’000 / year)	Unit price of land use tax (RMB / year)	Tax rate of business tax (based on gross rental)	Rate of management fee (based on gross rental)	Annual Land Rental (RMB0’000 / year)
1	Xin – Urumqi – shou – 1	Maintenance area	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008712	46 Yingbin road, New City	72534.82	229.4932	1.5	5.5%	2.5%	261.2754
2	Xin – Urumqi – shou – 2	Ground operation Company 1 (special garage)	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008714	46 Yingbin road, New City	39515.44	125.023	1.5	5.5%	2.5%	142.3373
3	Xin – Urumqi – shou – 3	Ground operation Company 2 (garage)	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008715	46 Yingbin road, New City	2863.99	9.0614	1.5	5.5%	2.5%	10.3163
4	Xin – Urumqi – shou – 4	Freight warehouse	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0009015	46 Yingbin road, New City	33792.16	110.8541	1.5	5.5%	2.5%	126.0032
5	Xin – Urumqi – shou – 5	Air material area	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008710	46 Yingbin road, New City	34757.01	109.9678	1.5	5.5%	2.5%	125.1972
6	Xin – Urumqi – shou – 6	Cultural center	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008709	33 Yingbin road, New City	20559.43	67.4446	1.5	5.5%	2.5%	76.6614
7	Xin – Urumqi – shou – 7	Expert building	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008717	33 Yingbin road, New City	1575.94	4.9861	1.5	5.5%	2.5%	5.6766
8	Xin – Urumqi – shou – 8	Cabin department	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008753	33 Yingbin road, New City	6981.95	22.0902	1.5	5.5%	2.5%	25.1495
9	Xin – Urumqi – shou – 9	Flight department 1	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008711	46 Yingbin road, New City	32989.14	108.2198	1.5	5.5%	2.5%	123.0089
10	Xin – Urumqi – shou – 10	Flight department 2	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008710	46 Yingbin road, New City	9969.82	31.5436	1.5	5.5%	2.5%	35.9121
11	Xin – Urumqi – shou – 11	Training center	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008828	46 Yingbin road, New City	73891.97	242.4003	1.5	5.5%	2.5%	275.5262
12	Xin – Urumqi – shou – 12	New apron of terminal	China Southern Airlines Company Limited	Wu Gao Yong (2004) No. 0008713	46 Yingbin road, New City	2157152	682.502	0	5.5%	2.5%	741.8500

Substoal of Xinjiang						545146.87	1743.5861				1948.9141
13	Hei – Harbin – chu - 1	Integrate office area	China Northern Airlines	Ha Gao Yong (2003) No. 37764	34 Ganshui road, Xiangfang District, Harbin	1854.95	39.7398	18.0000	5.5%	2.5%	46.8247
14	Hei – Harbin – shou – 1	Training center	China Southern Airlines Company Limited	Ha Gao Yong (2007) No. 16103	89 Changjiang Road, Nangang District, Harbin	360.6	7.8756	14.0000	5.5%	2.5%	9.1091
15	Hei – Harbin – shou – 2	Flight team office area	China Southern Airlines Company Limited	Ha Gao Yong (2004) No. 16342	Xuanqing Road, Nangang District, Harbin	1584.3	35.0149	14.0000	5.5%	2.5%	40.4705
16	Hei – Harbin – shou – 3	Cabin department office area	China Southern Airlines Company Limited	Ha Gao Yong (2004) No. 16346	He Ping Road, Nangang District, Harbin	1882.8	41.6121	18.0000	5.5%	2.5%	48.9142
17	Hei – Harbin – shou – 4	Airport maintenance 1	China Southern Airlines Company Limited	Ha Gao Yong (2004) No. 16344	Yanjiagang Airport, Hang District	139308	473.8499	2.0000	5.5%	2.5%	545.3386
18	Hei – Harbin – shou – 5	Airport maintenance 2	China Southern Airlines Company Limited	Ha Gao Yong (2004) No. 16345	Yanjiagang Airport, Hang District	102000	346.9484	2.0000	5.5%	2.5%	399.2917
19	Hei – Harbin – shou – 6	Air material area	China Southern Airlines Company Limited	Ha Gao Yong (2004) No. 16347	Yanjiagang Airport, Hang District	22230.6	75.6164	2.0000	5.5%	2.5%	87.0245
20	Hei – Harbin – shou – 7	Maintenance and catering	China Southern Airlines Company Limited	Ha Gao Yong (2004) No. 16349	Yanjiagang Airport, Hang District	9751.9	33.1707	2.0000	5.5%	2.5%	38.1751
Subtotal of Heilongjiang						278973.15	1053.8278				1215.1484
21	Ji – changchun – chu -1	Authority office	China Southern Airlines Company Limited	Ji Gao Yong (2004) No. 010500021	Erdao District, Changchun(Economic and Technological Development), 5038 Jilin Road	7930.3	85.233	6.0000	5.5%	2.5%	97.8165
22	Ji – changchun – shou -1	Erdao Office area	China Southern Airlines Company Limited	Ji Gao Yong (2004) No. 10500003	Erdao District, Changchun, JiChang Road 1 Km	57146	541.4123	6.0000	5.5%	2.5%	625.7608
Subtotal of Ji Lin						65076.3	626.6453				723.5773
23	Liao – chaoyang – shou - 1	Camp	China Southern Airlines Company Limited	Chao Yang Gao Yong (2004) No. 122004012	58, Chaoyang Street	31226.67	75.8305	4.0000	5.5%	2.5%	96.0013
Subtotal of Chao yang						31226.67	75.8305				96.0013

24	Liao - Dailian – shou - 1	Office and hotel	China Southern Airlines Company Limited	Dai Gao Yong (2004) No. 04001	65	14403.4	585.1985	6.0000	5.5%	2.5%	645.4788
Subtotal of Dai Lian						14403.4	585.1985				645.4788
25	Liao – Shenyang – shou – 1	Youth Hostel	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02508	Taoxian, Dongling district, Shenyang	1332.32	4.1416	2.0000	5.5%	2.5%	4.7914
26	Liao – Shenyang – shou – 2	Cargo area	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02505	Taoxian, Dongling district, Shenyang	17135.56	53.2668	2.0000	5.5%	2.5%	61.6238
27	Liao – Shenyang – shou – 3	Command center	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02504	Taoxian, Dongling district, Shenyang	7628.27	23.7129	2.0000	5.5%	2.5%	27.4333
28	Liao – Shenyang – shou – 4	Measurement and catering area	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02506	Taoxian, Dongling district, Shenyang	11412	35.4748	2.0000	5.5%	2.5%	41.0404
29	Liao – Shenyang – shou – 5	Air material area	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02502	Taoxian, Dongling district, Shenyang	14192.63	44.1186	2.0000	5.5%	2.5%	51.0403
30	Liao – Shenyang – shou – 6	Office building	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02509	Taoxian Town, Dongling District, Shenyang	6971.394	21.671	2.0000	5.5%	2.5%	25.0710
31	Liao – Shenyang – shou – 7	Maintenance area	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02507	Taoxian Town, Dongling District, Shenyang	54634.13	169.8332	2.0000	5.5%	2.5%	196.4783
32	Liao – Shenyang – shou – 8	Parking apron	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02501	Taoxian Town, Dongling District, Shenyang	14518.87	45.1327	0.0000	5.5%	2.5%	49.0573
33	Liao – Shenyang – shou – 9	Garage	China Southern Airlines Company Limited	Dong Ling Guo Young (2004) No. 02503	Taoxian Town, Dongling District, Shenyang	13397.5	41.6469	2.0000	5.5%	2.5%	48.1809
34	Liao – Shenyang – shou – 10	Computer center	China Northern Airlines	Shen Yang Guo Young (2004) No. 0342	388 Qingnian Street, Heping District, Shenyang	4545.7	137.3132	5.0000	5.5%	2.5%	151.7240
35	Liao – Shenyang – chu – 1	Boiler room	China Northern Airlines	Shen Yang Guo Young (2001) No. 0103	388 Qingnian Street, Heping District, Shenyang	5156.5	28.4425	5.0000	5.5%	2.5%	33.7183
Subtotal of Shenyang						150924.874	604.7542				690.159
Total						1085751.264	4689.8424			0	5319.2789

Annex 1 : Lease details of Buildings – Xinjiang, Northern China

Number	Name of building	Use	Detailed address	structure	Number of floors	Lettable area (m2)	Date of completion	Annual net income of property (RMB0,000 / year)	Property insurance (RMB0’000 / year)	Property tax	Business tax	Management tax	Annual rental (RMB0’000 / year)
Guangzhou - 1	settlement center office building	office	23 Hang Yun Nan Street	Frame	8	3526.15	1995-7-1	76.6841	1.7828	12%	5.5%	2%	95.4088
Guangzhou - 2	warehouse	office	143 Hang Yun Nan Street	Brick and concrete	2	800	1972-4-1	3.529	0.0512	12%	5.5%	2%	4.5329
Subtotal of Guangzhou						4326.1500		80.2131	1.8340				99.9417
Shenyang – foreign affairs office - 1	Irkutsk office	office	Russia Irkutsk	Brick and concrete		160	1992-12-1	5.7102	0.1306	12%	5.5%	2%	7.2425
Shenyang – foreign affairs office - 2	Khabarovsk office garage	Garage	Russia New Transsiberian	Brick and concrete		30	1993-6-1	0.5413	0.0124	12%	5.5%	2%	0.8215
Shenyang – foreign affairs office – 3	Khabarovsk office garage	Garage	Russia New Transsiberian	Brick and concrete		30	1995-12-1	0.5716	0.0133	12%	5.5%	2%	0.8591
Shenyang – foreign affairs office – 4	Vladivostok building	residential	No. 27, Haishenwei Street	Brick and concrete		124.8	1997-8-1	5.8926	0.1385	12%	5.5%	2%	7.4691
Shenyang – foreign affairs office – 5	Vladivostok building	residential	No. 27, Haishenwei Street	Brick and concrete		123.8	1997-8-1	5.8454	0.1374	12%	5.5%	2%	7.4104
Shenyang – foreign affairs office - 6	Vladivostok office garage	garage	No. 27, Haishenwei Street	Brick and concrete		30	1997-8-1	0.5666	0.0133	12%	5.5%	2%	0.8529
Shenyang – foreign affairs office - 7	Vladivostok office garage	Garage	No. 27, Haishenwei Street	Brick and concrete		30	1997-8-1	0.5666	0.0133	12%	5.5%	2%	0.8529
Subtotal of Shenyang – Foreign affairs office						528.6		19.6943	0.4588				25.5081
Shenyang – headquarters -1	New office building	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Frame	6	6558	1996-12-1	123.2547	2.9918	12%	5.5%	2%	153.2605
Shenyang – headquarters -2	Authority back office	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	1	4794	1996-12-1	29.3405	0.6875	12%	5.5%	2%	36.5969
Shenyang – headquarters - 3	Printing factory	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	3	2084	1979-6-1	13.983	0.2651	12%	5.5%	2%	17.5193
Shenyang – headquarters - 4	Technical college office building	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	3	2250	1984-12-1	15.9515	0.3357	12%	5.5%	2%	19.9646

Shenyang – headquarters - 5	Car brigade and garage	garage	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	2	750	1992-12-1	3.9297	0.0899	12%	5.5%	2%	5.0307
Shenyang – headquarters - 6	Construction office building and garage	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	2	900	1996-10-1	4.821	0.1129	12%	5.5%	2%	6.1379
Shenyang – headquarters - 7	2nd fleet floor	produciton	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	2	2008	1979-12-1	10.3611	0.1988	12%	5.5%	2%	13.0200
Shenyang – headquarters - 8	Production Floor 3	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	5	748.8	1983-12-1	6.2425	0.1294	12%	5.5%	2%	7.9037
Shenyang – headquarters - 9	Installed Equipment warehouse	warehouse	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	1	307	1982-11-1	1.3151	0.0268	12%	5.5%	2%	1.7827
Shenyang – headquarters - 10	Ten-team office building	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	5	5191.6	1994-12-1	48.3557	1.1203	12%	5.5%	2%	60.2183
Shenyang – headquarters - 11	Technology teaching building and canteen	teaching	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	5	4890	1996-10-1	49.1296	1.1501	12%	5.5%	2%	61.1796
Shenyang – headquarters - 12	Finance Department office building	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	4	2258	1997-11-1	22.8127	0.537	12%	5.5%	2%	28.4878
Shenyang – headquarters - 13	Fleet dispatch room	dispatch	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	1	80	2003-3-1	0.4128	0.0099	12%	5.5%	2%	0.6619
Shenyang – headquarters - 14	Car brigade office building	office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	2	1033	2003-12-1	5.8761	0.1415	12%	5.5%	2%	7.4486
Shenyang – headquarters - 15	58th floor Garage	Garage	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	1	720.96	1996-12-1	3.3786	0.0792	12%	5.5%	2%	4.3461
Shenyang – headquarters - 16	4 – 6 Dormitory	dormitory	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	3	2434	1969-12-1	14.1225	0.1757	12%	5.5%	2%	17.6925
Shenyang – headquarters - 17	Operation office building and measurement center	office	Sheyang Taosian Airport	Brick and concrete	4	3889	1993-6-1	25.526	0.5857	12%	5.5%	2%	31.8584
Shenyang – headquarters - 18	Travel service center and dormitory	production	Sheyang Taosian Airport	Brick and concrete	5	6031	1994-12-1	64.9204	1.5041	12%	5.5%	2%	80.7955

Shenyang – headquarters - 19	Aircraft supplies building	production	Sheyang Taosian Airport	Brick and concrete	4	2268	1994-12-1	21.7903	0.5049	12%	5.5%	2%	27.2178
Shenyang – headquarters - 20	Joint inspection building	production	Sheyang Taosian Airport	Brick and concrete	5	1200	1994-12-1	12.1301	0.281	12%	5.5%	2%	15.2175
Shenyang – headquarters - 21	Taoxian information center	office	Sheyang Taosian Airport	Brick and concrete	1	502	1989-12-1	2.8758	0.0642	12%	5.5%	2%	3.7215
Shenyang – headquarters - 22	Freight container	production	Sheyang Taosian Airport	Brick and concrete	1			0	0	0%	0.0%	0%	0.0000
Shenyang – headquarters - 23	Operation garage C	garage	Sheyang Taosian Airport	Brick and concrete	1	384	2003-3-1	1.9815	0.0476	12%	5.5%	2%	2.6106
Shenyang – headquarters - 24	Freight pound room	Pound room	Sheyang Taosian Airport	Brick and concrete	1	280	2003-3-1	1.4449	0.0347	12%	5.5%	2%	1.9440
Shenyang – headquarters - 25	Car repairs factory	Maintenance and repairs	Sheyang Taosian Airport	Brick and concrete	1	1498	1989-7-1	6.6606	0.148	12%	5.5%	2%	8.4231
Shenyang – headquarters - 26	Freight garage and gatehouse	gatehouse	Sheyang Taosian Airport	Brick and concrete	1	120	2003-3-1	0.6192	0.0149	12%	5.5%	2%	0.9183
Shenyang – headquarters - 27	Freight elevator garage	garage	Sheyang Taosian Airport	Brick and concrete				0	0	0%	0.0%	0%	0.0000
Shenyang – headquarters - 28	Normal garage	garage	Sheyang Taosian Airport	Brick and concrete	1	1915	1989-12-1	7.9831	0.1781	12%	5.5%	2%	10.0660
Shenyang – headquarters - 29	Five Mile River Boiler room	Heat supply	390-11 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	1	4714	1997-11-1	110.072	2.5908	12%	5.5%	2%	136.8845
Shenyang – headquarters - 30	Substation No. 2, Five Mile River	substation	390-12 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	6	1982.38	1999-5-1	27..6601	0.6748	12%	5.5%	2%	34.5094
Shenyang – headquarters - 31	Basement of Residential Building A, Five Mile River	storage	390-1 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	-2	1586.4	2002-12-1	7.8344	0.1923	12%	5.5%	2%	9.8812

Shenyang – headquarters - 32	Basement of Residential Building A, Five Mile River	Garage	390-1 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	-1	1586.4	1997-11-1	7.6181	0.1853	12%	5.5%	2%	9.6125
Shenyang – headquarters - 33	Basement of Residential Building B, Five Mile River	Storage	390-2 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	-2	647	2002-12-1	3.1952	0.0784	12%	5.5%	2%	4.1183
Shenyang – headquarters - 34	Garage of Building B, Five Mile River	Garage	390-2 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	-1	647	1997-11-1	3.107	0.0756	12%	5.5%	2%	4.0087
Shenyang – headquarters - 35	Garage of Residential Building C, Five Mile River	Garage	390-3 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	-1	717.26	2002-10-1	3.4963	0.0858	12%	5.5%	2%	4.4923
Shenyang – headquarters - 36	Basement of Residential Building C, Five Mile River	Storage	390-3 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	-1	717.26	2002-10-1	3.4963	0.0858	12%	5.5%	2%	4.4923
Shenyang – headquarters - 37	Garage of Residential Building K, Five Mile River	Garage	390-9 Qingnian Avenue (Qingnian Dajie), Helping District, Shenyang	Frame	-1	345.85	2002-10-1	1.6858	0.0414	12%	5.5%	2%	2.2432
Shenyang – headquarters - 38	Pumping station	Water supply	5 Wen An Road, He Ping District, Shenyang	Frame	1	124	2003-3-1	0.6096	0.014	12%	5.5%	2%	0.9063
Shenyang – headquarters - 39	Gas compression station		5 Wen An Road, He Ping District, Shenyang	Brick and concrete	1	23	1983-12-1	0.1067	0.0017	12%	5.5%	2%	0.2816

Shenyang – headquarters - 40	Wanhao sales headquarter block building and anteroom	office	388 Qingnian Street, Heping District, Shenyang	Brick and concrete	6	5000	2002-5-1	494.1468	11.25	12%	5.5%	2%	613.9960
Shenyang – headquarters - 41	Passenger service dormitory	dormitory	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	5	3800	1994-12-1	35.3941	0.82	12%	5.5%	2%	44.1169
Shenyang – maintenance base -1	A300 Hangar	hanger	Sheyang Taoxian Airport	Rack	1	6643.59	2000-12-1	263.3861	6.2809	12%	5.5%	2%	327.3368
Shenyang – maintenance base - 2	Air material guard room	guard	Sheyang Taoxian Airport	Brick and concrete	1	30	2003-3-1	0.1493	0.0036	12%	5.5%	2%	0.3345
Subtotal of Shenyang						83658.5		1461.177	33.7952				1821.238
Chaoyang - 1	Plumbing workplace	living	58 Chaoyang Street Section 4	Brick and concrete	1	54	1986-9-1	0.2266	0.004	12%	5.5%	2%	0.4306
Chaoyang – 2	Boiler room	Living	58 Chaoyang Street Section 4	Brick and concrete	1	126	1980-12-1	0.6945	0.0081	12%	5.5%	2%	0.9000
Chaoyang - 3	Veteran room	Living	59 Chaoyang Street Section 4	Brick and concrete	2	500	1999-2-1	5.5678	0.1318	12%	5.5%	2%	7.0656
Subtotal of Chaoyang						680		6.3989	0.1439				8.3962
Dalian - 1	Terminal building	office	Bei Hang Dong Lu, Ganjingzi District, Dalian	Frame	3	785.34	1994-7-1	11.9965	0.2772	12%	5.5%	2%	15.0516
Dalian - 2	Maintenance building	office	Bei Hang Dong Lu, Ganjingzi District, Dalian	Frame	5	4586.58	1998-11-1	65.4843	1.5484	12%	5.5%	2%	81.4960
Dalian - 3	Operation office building	office	Bei Hang Dong Lu, Ganjingzi District, Dalian		5	2552	1998-11-1	41.3612	0.9131	12%	5.5%	2%	51.5294
Dalian - 4	Freight warehouse	warehouse	Bei Hang Dong Lu, Ganjingzi District, Dalian		1	4423	1998-11-1	43.5458	1.0297	12%	5.5%	2%	54.2432
Dalian - 5	substation	Electricity supply	Bei Hang Dong Lu, Ganjingzi District, Dalian	Brick and concrete	2	416	1997-11-1	2.2764	0.0536	12%	5.5%	2%	2.9769
Dalian – 6	New area garage	office	Bei Hang Dong Lu, Ganjingzi District, Dalian		3	5868	1999-8-1	38.6887	0.9178	12%	5.5%	2%	48.2096
Dalian – 7	Air crewman attendance building	office	Bei Hang Dong Lu, Ganjingzi District, Dalian		6	6890	2000-12-1	112.5096	2.683	12%	5.5%	2%	139.9125

Dalian – 8	Air material storage room	office	Bei Hang Dong Lu, Ganjingzi District, Dalian		4	3140	2001-12-1	37.3672	0.8943	12%	5.5%	2%	46.5680
Dalian – 9		Office	Bei Hang Dong Lu, Ganjingzi District, Dalian		2	2200	2002-7-1	16.0009	0.3837	12%	5.5%	2%	20.0260
Dalian – 10	Sewage pumping station	Sewage	Bei Hang Dong Lu, Ganjingzi District, Dalian	Brick and concrete	1	387	1998-11-1	2.1422	0.0473	12%	5.5%	2%	2.8102
Dalian – 11	Boiler room	Heat supply	Bei Hang Dong Lu, Ganjingzi District, Dalian	Brick and concrete	2	1013	1998-11-1	5.901	0.1303	12%	5.5%	2%	7.4795
Dalian - 12	Field duty room	Office	Bei Hang Dong Lu, Ganjingzi District, Dalian	Brick and concrete	1	650	2000-5-1	3.7426	0.0891	12%	5.5%	2%	4.7983
Subtotal of Dalian						32910.92		380.0164	8.9675				475.1012
Changchun - 1	Air crewman canteen	canteen	Erdao Airport	Brick and concrete	1	503.69	1999-12-1	3.1001	0.0736	12%	5.5%	2%	4.0001
Changchun - 2	Air crewman canteen (connecting floor)	canteen	Erdao Airport	Brick and concrete	1	684.31	1999-12-1	4.2118	0.1	12%	5.5%	2%	5.3811
Changchun - 3	Medical and health room of 12th brigade	powerhouse	Erdao Airport	Brick and concrete	1	20	1980-1-1	0.0705	0.0014	12%	5.5%	2%	0.2366
Changchun – 4	Mailroom of 12th brigade	Security	Erdao Airport	Brick and concrete	1	31	1980-1-1	0.1074	0.0021	12%	5.5%	2%	0.2825
Changchun - 5	Pumping station of 12th brigade	Water supply	Erdao Airport	Brick and concrete	1	20	1985-1-1	0.0828	0.0017	12%	5.5%	2%	0.2519
Changchun - 6	Pumping station of 12th brigade	Water supply	Erdao Airport	Brick and concrete	1	20	1986-1-1	0.0831	0.0018	12%	5.5%	2%	0.2523
Changchun – 7	Passenger service building	Dormitory	Erdao Airport	Brick and concrete	3	2980	1964-1-1	32.0023	0.1663	12%	5.5%	2%	39.9035
Changchun - 8	Garage of 12th brigade	garage	Erdao Airport	Brick and concrete	1	2215	1989-1-1	8.0737	0.1785	12%	5.5%	2%	10.1785
Changchun - 9	Jilin operations department	Ticket office	Branch land 2, Hongyuyuan Building B, Jiefang Road West, Chuanying District, Jilin.	Brick and concrete	3	653	2004-12-27	20.1114	0.4858	12%	5.5%	2%	25.1322
Subtotal of Changchun						7127		67.8431	1.0112				85.6187

Harbin - 1	Security ministry office building	office	Harbin Taiping International Airport	Brick and concrete	2	725.66	1997-12-1	4.6004	0.1006	12%	5.5%	2%	5.8639
Harbin – 2	Garage	garage	Harbin Taiping International Airport	Brick and concrete	1	1512.86	1994-12-1	8.0707	0.187	12%	5.5%	2%	10.1748
Harbin – 3	Garage	Garage	Harbin Taiping International Airport	Brick and concrete	1	740.38	1996-12-1	3.9562	0.0927	12%	5.5%	2%	5.0636
Harbin – 4	substation	Others	Harbin Taiping International Airport	Brick and concrete	3	2107.95	1996-12-1	11.8756	0.2782	12%	5.5%	2%	14.9014
Harbin – 5	Office building	Office	Harbin Taiping International Airport	Brick and concrete	3	2168.52	1996-12-1	15.7536	0.3405	12%	5.5%	2%	19.7188
Harbin – 6	Garage	Garage	Harbin Taiping International Airport	Brick and concrete	1	582.65	1994-12-1	3.1083	0.072	12%	5.5%	2%	4.0103
Harbin - 7	Air material storage room	office	Harbin Taiping International Airport	Brick and concrete	1	952.24	1976-12-1	4.3743	0.0773	12%	5.5%	2%	5.5830
Harbin – 8	warehouse	Office	Harbin Taiping International Airport	Brick and concrete	1	179.1	1997-1-1	0.9566	0.0224	12%	5.5%	2%	1.3374
Harbin – 9		Production	Harbin Taiping International Airport	Brick and concrete	1	306.86	1999-12-1	1.8137	0.0431	12%	5.5%	2%	2.4021
Harbin – 10	Charging room	Office	Harbin Taiping International Airport	Brick and concrete	1	315.41	1992-12-1	1.5864	0.0363	12%	5.5%	2%	2.1198
Harbin – 11	Spray paint booth	Production	Harbin Taiping International Airport	Brick and concrete	1	425.26	1979-12-1	1.9904	0.0382	12%	5.5%	2%	2.6216
Harbin – 12	Integrated office building	Office	Level 1 to 2, No. 1 Pingshun Street		2	1876.21	1990-12-1	17.2584	0.3884	12%	5.5%	2%	21.5836
Harbin – 13		Storage	Harbin Taiping International Airport	Brick and concrete	1	67.27	1979-12-1	0.3148	0.006	12%	5.5%	2%	0.5401
Harbin – 14	Air material warehouse	Office	Harbin Taiping International Airport	Brick and concrete	1	2132.3	1996-12-1	21.9506	0.5143	12%	5.5%	2%	27.4169

Harbin – 15	Equipment warehouse	Storage	Harbin Taiping International Airport	Brick and concrete	1	580.44	1976-12-1	1.9899	0.0352	12%	5.5%	2%	2.6210
Harbin – 16	Maintenance building	Office	Harbin Taiping International Airport	Brick and concrete	3	2065.25	1977-12-1	21.2204	0.3866	12%	5.5%	2%	26.5098
Harbin – 17	Air crewman building	Office	Harbin Taiping International Airport	Brick and concrete	3	2098	1974-12-1	22.0814	0.3634	12%	5.5%	2%	27.5749
Harbin – 18	Staff canteen	Canteen	Harbin Taiping International Airport	Brick and concrete	1	1395.66	1976-12-1	7.8798	0.1393	12%	5.5%	2%	9.9376
Harbin – 19	Ad hoc room	Production	Harbin Taiping International Airport	Brick and concrete	3	1306.37	1977-12-1	7.156	0.1304	12%	5.5%	2%	9.0385
Harbin – 20	Command and control center	Office	Harbin Taiping International Airport	Brick and concrete	3	1199.5	1994-12-1	8.0454	0.1864	12%	5.5%	2%	10.1434
Harbin – 21	Old hangar	production	Harbin Taiping International Airport	Brick and concrete	1	2362.04	1977-12-1	47.5545	0.8664	12%	5.5%	2%	59.2230
Harbin – 22	Garage	Garage	Building A, 89 Changjiang Road	Frame	1	1224.43	1999-12-1	6.8969	0.1638	12%	5.5%	2%	8.7166
Harbin – 23	Garage	Garage	Building B, 89 Changjiang Road	Frame	1	1046.31	1999-12-1	5.8936	0.14	12%	5.5%	2%	7.4703
Harbin – 24	Freight, flight brigade office building	Office	(1st to 3rd floor) 89 Changjiang Road	Frame	3	3942.52	1999-12-1	46.9703	1.1157	12%	5.5%	2%	58.4973
Harbin – 25	Catering storage room		Harbin Taiping International Airport	Brick and concrete	1	203.36	1999-12-1	1.202	0.0286	12%	5.5%	2%	1.6422
Harbin – 26	Air material office building	Office	Harbin Taiping International Airport	Brick and concrete	1	1544.57	1999-12-1	10.5078	0.2496	12%	5.5%	2%	13.2022
Subtotal of Harbin						33061.12		285.0044	6.0024				357.9186
Urumqi – 1	Student dormitory	Living	46 Yingbin road	Brick and concrete	3	1691.33	1994-12-1	12.7166	0.2946	12%	5.5%	2%	15.9461
Urumqi – 2	Gym	Living	46 Yingbin road	Brick and concrete	1	217.8	1991-12-1	1.1345	0.0257	12%	5.5%	2%	1.5584

Urumqi – 3	Function room	Living	46 Yingbin road	Brick and concrete	1	100	1993-6-1	0.5239	0.012	12%	5.5%	2%	0.7999
Urumqi – 4	Duty Room		46 Yingbin road	Brick and concrete	1	147.4	1998-8-1	0.9561	0.0266	12%	5.5%	2%	1.3368
Urumqi – 5	Dangerous goods storage room	Office	46 Yingbin road	Brick and concrete	1	100	1998-8-1	0.591	0.014	12%	5.5%	2%	0.8832
Urumqi – 6	Student canteen	Living	46 Yingbin road	Frame	2	653	2001-11-1	5.7098	0.1366	12%	5.5%	2%	7.2420
Urumqi – 7	Economic development Zone building	Residential	44 Second Commercial Zone, Economic Zone	Brick and concrete	2	160	2003-7-1	5.0885	0.1224	12%	5.5%	2%	6.4702
Urumqi – 8	Economic development Zone building	Residential	45 Second Commercial Zone, Economic Zone	Brick and concrete	2	160	2003-7-1	5.0885	0.1224	12%	5.5%	2%	6.4702
Urumqi – 9	Redhill Hotel	Office	No. 62 Youhao Road South	Frame		166	2005-10-1	12.6353	0.3058	12%	5.5%	2%	15.8451
Subtotal of Urumqi						3395.53		44.4442	1.0561				56.5519
Urumqi – foreign affairs office - 1	Trading Agreement (New Siberian)	Office	62 You Hao Nan Lu	Brick and concrete	10	206.3	2000-12-31	5.2583	0.1254	12%	5.5%	2%	6.6811
Urumqi – foreign affairs office – 2	Bishkek Office	Office		Brick and concrete		534.1	2003-11.1	16.9689	0.4086	12%	5.5%	2%	21.2284
Subtotal of Urumqi						740.4		22.2272	0.534				27.9095
Beijing - 1	Beijing crew overnight building	residential	Beijing Capital International Airport	Frame	4	4516.65	1999-7-1	186.6988	4.4272	12%	5.5%	2%	232.0730
Beijing – 2	Beijing business department (additional floor) (Beijing maintenance building)	residential	Beijing Capital International Airport	Brick and concrete	3	1098.36	1999-7-1	28.4859	0.6755	12%	5.5%	2%	35.5353
Beijing – 3	Beijing business department (commercial goods storage room)	production	111 Jixiangli, Chaoyang District	Frame	18	1187.1	1995-12-1	283.545	6.6079	12%	5.5%	2%	352.3789
Subtotal of Beijing						6802.11		498.7297	11.7106				619.9872
Shanghai -1	Shanghai business department (commercial goods storage room)	production	501-09 Mao Tai Lu Lane 500, Shanghai	Steel and concrete	26	664.41	1998-8-1	110.0839	2.6001	12%	5.5%	2%	136.8993
Subtotal of Shanghai						664.41		110.0839	2.6001				136.8993
Total						173894.74		2976.8316	68.1138				3715.071

Details of Buildings and other ancillary facilities lease - Xinjing, Northern China

Number	Building name	Detailed address	Structure	Size	Unit of measurement	Quantity	Date of completion	Annual net income (RMB0’000 / year)	Business tax	Management fee	Annual rental (RMB0’000 / year)
Shenyang – 1	Five Mile River Tank	5 Wen An Road, He Ping District, Shenyang	Concrete		M3	600	12-98	19.92	5.5%	2%	21.5351
Shenyang – 2	Road of No. G and No. H of residential building	5 Wen An Road, He Ping District, Shenyang	Concrete		M2	2118	12-99	2.1535	5.5%	2%	2.3281
Shenyang – 3	Main road of No. 1 Five Mile River	5 Wen An Road, He Ping District, Shenyang	Brick and concrete		Block	1	12-99	1.2271	5.5%	2%	1.3266
Shenyang – 4	Main door of new technical school	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete		Block	1	12-99	0.7304	5.5%	2%	0.7896
Shenyang – 5	Flight team court	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Concrete		M2	2500	05-02	3.3632	5.5%	2%	3.6359
Subtotal of Shenyang								27.3942			29.6153
Dalian – 1	Road (warehosue – apron)	Bei Hang Dong Lu, Ganjingzi District, Dalian	Cement		M2	960	11-98	1.0326	5.5%	2%	1.1163
Dalian – 2	Site (new region)	Bei Hang Dong Lu, Ganjingzi District, Dalian	Cement		M2	15400	11-98	16.564	5.5%	2%	17.9070
Dalian – 3	Freight scarfolding	Bei Hang Dong Lu, Ganjingzi District, Dalian	Rack		M2	2238	11-98	16.9049	5.5%	2%	18.2756
Dalian – 4	Cargo floor, car floor	Bei Hang Dong Lu, Ganjingzi District, Dalian	Cement		M2	14600	11-98	15.7036	5.5%	2%	16.9769
Dalian – 5	Bridge	Bei Hang Dong Lu, Ganjingzi District, Dalian	Steel bar		M2	352	11-98	8.0153	5.5%	2%	8.6652
Dalian – 6	Road within site	Bei Hang Dong Lu, Ganjingzi District, Dalian	Cement		M2	16000	11-98	17.2094	5.5%	2%	18.6048
Dalian – 7	Apron	Bei Hang Dong Lu, Ganjingzi District, Dalian	Cement		M2	1900	12-02	1.9719	5.5%	2%	2.1318
Dalian – 8	Drain cover	Bei Hang Dong Lu, Ganjingzi District, Dalian	Cement		M2	3240	12-02	16.2222	5.5%	2%	17.5375
Dalian – 9	Freight gateway arch	Bei Hang Dong Lu, Ganjingzi District, Dalian	Steel	18*0.6*5.2m	Block	1	12-99	0.5289	5.5%	2%	0.5718
Subtotal of Dalian								94.1528			101.7869
Jilin	Tower of 12th brigade	Erdao Airport	Mixed	25 meter height	Block	1	01-86	0.8731	5.5%	2%	0.9439
Urumqi	Main door	General affairs department	Electric		Block	1	10-97	0.8953	5.5%	2%	0.9679
Total								123.3154			133.3140

Details of Pipes and Trenches lease - Xinjing, Northern China

number	Pipe name	Detailed address	Length (m)	Depth (m)	Thickness (m)	Material	Insulation method	Date of completion	Construction and installation unit price (RMB / m)	Percentage of brand new (%)	Unit price of replacement (RMB / m)	Annual rental (RMB0’000 / year)
Shenyang - 1	Five Mile River water supply	5 Wen An Road, He Ping District	590	1.5	DN150	Galvanized steel pipe		12-98	340.00	70	262	2.0054
Shenyang - 2	Five Mile River drainage	5 Wen An Road, He Ping District	659	1.8	DN600	Cement pipe		12-98	260.00	70	200	1.7098
Shenyang - 3	Five Mile River drainage	5 Wen An Road, He Ping District	2150	1.8	DN600	Cement pipe		01-98	260.00	70	200	5.5784
Shenyang - 4	Five Mile River heating network	5 Wen An Road, He Ping District	1040	1.2	200*9	Welded steel pipe		11-97	746.27	70	575	7.7578
Shenyang - 5	Five Mile River heating network	3 Wen An Road, He Ping District	2500	1.2	200	Welded steel pipe		12-97	82.00	70	63	2.0432
Subtotal of Shenyang												19.0946
Dalian – 1	Pipe network	Bei Hang Dong Lu, Ganjingzi District	20000	1.5	DN200	Cement pipe		08-97	240.00	70	185	48.0001
Dalian – 2	Outer wire	Bei Hang Dong Lu, Ganjingzi District	20000			Insulated copper wire		08-97	180.00	70	139	36.0650
Dalian – 3	Water supply	Bei Hang Dong Lu, Ganjingzi District	20000	1.5	DN150	Galvanized steel pipe		08-97	128.00	70	99	25.6865
Subtotal of Dalian												109.752
Jilin - 1	Heat supply project	Erdao Airport	3500	Underneath	219*7.5	Welded pipe	Rock wool	12-93	315.00	60	208	9.4443
Jilin – 2	Gas project	Erdao Airport	1250	Underneath	108*4	Mold iron	Anticorrosive paint	12-93	320.00	60	211	3.4216
Jilin – 3	Well	Erdao Airport	20	93	259	Mold iron	Anticorrosive paint	12-94	4750.00	60	3139	0.8145
Jilin – 4	Gas project	Erdao Airport	600	Underneath	108*4	Mold iron	Anticorrosive paint	07-97	320.00	70	247	1.9226
Subtotal of Jilin												15.603
Heilongjiang - 1	Drainage	Integrate building, pump	436	2.7	DN200	Mold iron		09-95	160.00	65	115	0.6505
Heilongjiang - 2	drainage	Station, sewage	118	2.7	DN150	Mold iron		09-95	160.00	65	115	0.1760
Heilongjiang – 3	Drainage		10	2.7	DN100	Mold iron		09-95	160.00	65	115	0.0149
Heilongjiang - 4	Drainage		326	2.7	DN200	Mold iron		09-95	160.00	65	115	0.4864
Heilongjiang - 5	Drainage		108	2.7	DN300	Mold iron		09-95	160.00	65	115	0.1611
Heilongjiang – 6	Water pipelines	Ring pipe network	980	2	DN150	Mold iron		06-95	120.00	65	86	1.0934
Heilongjiang – 7	Water pipelines	Ring pipe network	980	2	DN150	Mold iron		06-97	120.00	70	93	1.1824
Heilongjiang - 8	Drainage	Hangar	880	2.3	DN200	Mold iron		06-97	160.00	70	123	1.4042
Heilongjiang - 9	Heating network	Heat supply	140	1.5	D377*7	Concrete pipe		09-97	140.00	70	108	0.1961
Heilongjiang - 10	Heating network	Heat supply	530	1.5	D325*7	Heat preservation pipe		09-97	140.00	70	108	0.7426

Heilongjiang – 11	Heating network	Heat supply	220	1.5	D273*6	Heat preservation pipe	09-97	120.00	70	93	0.2654
Heilongjiang – 12	Heating network	Heat supply	660	1.5	D159*4.5	Heat preservation pipe	09-97	67.50	70	52	0.4452
Heilongjiang – 13	Heating network	Heat supply	420	1.5	D133*4	Heat preservation pipe	09-97	60.00	70	46	0.2506
Heilongjiang – 14	Heating network	Heat supply	240	1.5	D108*4	Heat preservation pipe	09-97	60.00	70	46	0.1432
Heilongjiang - 15	Heating network	Heat supply	220	1.5	D89*4	Heat preservation pipe	09-97	40.00	70	31	0.0884
Heilongjiang – 16	Heating network	Heat supply	460	1.5	D76*4	Heat preservation pipe	09-97	40.00	70	31	0.1850
Heilongjiang – 17	Steam pipeline	For hangar only	1110	1.5	D159*4.5	Heat preservation pipe	10-97	90.00	70	69	0.9936
Heilongjiang – 18	Steam pipeline	For hangar only	1110	1.5	D108*4	Heat preservation pipe	10-97	60.00	70	46	0.6624
Subtotal of Heilongjiang											9.1414
Bei e - 1	Heating network	89 Changjiang Road	110	1.02	80*4	Heat preservation pipe	10-99	40.00	75	33	0.0417
Bei e – 2	Water pipelines	89 Changjiang Road	110	1.2	50*3.5	Heat preservation pipe	10-99	35.00	75	29	0.0414
Bei e – 3	Sewage and drainage	89 Changjiang Road	127.4	1.85	150	Mold iron	01-99	100.00	75	83	0.1372
Bei e – 4	Septic	89 Changjiang Road	2		6*4*4	concrete	01-99	8,714.00	75	7197	0.1867
Bei e – 5	septic	89 Changjiang Road	1		4*2*4	Concrete	01-99	4,357.00	75	3599	0.0467
Bei e – 6	Sewage and drainage	89 Changjiang Road	60	1.85	150	Mold iron	01-99	100.00	75	83	0.0646
Bei e – 7	Sewage and drainage	89 Changjiang Road	70	2	200	Mold iron	01-99	120.00	75	99	0.0899
Bei e – 8	Inspection well	89 Changjiang Road	18	2.3		Brick	01-99	21,000.00	75	17345	4.0503
Bei e – 9	Rain water drainage	89 Changjiang Road	350		200	Cement pipe	05-00	120.00	75	99	0.4495
Bei e – 10	outfall	89 Changjiang Road	14		1.2*0.6*1	Concrete	05-00	1,500.00	75	1239	0.2251
Bei e – 11	Fire control network	89 Changjiang Road	330	3.2		Steel pipe	10-99	95.00	75	78	0.3339
Bei e – 12	To pipeline	Boiler room	96.1	2.5	200	Mold iron	09-96	120.00	70	93	0.1159
Bei e – 13	To pipeline	Garage	230	2.5	150	Mold iron	09-96	100.00	70	77	0.2297
Bei e – 14	To pipeline	Garage	136	2.5	100	Mold iron	09-96	80.00	70	62	0.1094
Bei e – 15	To pipeline	Garage	56	2.5	75	Mold iron	09-96	60.00	70	46	0.0334
Bei e – 16	To pipeline	Catering, boiler room	72.5	2	50	Steel pipe	09-96	30.00	70	23	0.0216
Bei e – 17	To pipeline	Room, garage	435	2.4	200	Steel concrete	09-96	120.00	70	93	0.5249
Bei e – 18	To pipeline	Room, garage	20	2	125	Steel pipe	09-96	80.00	70	62	0.0161
Bei e – 19	To pipeline	Room, garage	5	2	80	Steel pipe	09-96	60.00	70	46	0.0030
Bei e – 20	drainage	Integrate building	436	2.7	200	Mold iron	09-95	120.00	70	93	0.5261
Bei e – 21	drainage	Sewage	118	2.7	150	Mold iron	09-95	100.00	70	77	0.1178
Bei e – 22	drainage	Treatment plant	10	2.7	100	Mold iron	09-95	80.00	70	62	0.0080

Bei e – 23	drainage		326	3	200	Mold iron	09-95	120.00	70	93	0.3933
Bei e – 24	drainage		108	5.5	300	Mold iron	09-95	150.00	70	116	0.1625
Bei e – 25	Water pipeline	Ring pipe network	980	2	150	Mold iron	06-97	100.00	70	77	0.9789
Bei e – 26	Water pipeline	Ring pipe network	1040	2	200	Mold iron	06-97	120.00	70	93	1.2547
Bei e – 27	Drainage	Hangar, pumping station	880	2	200	Concrete	06-97	120.00	70	93	1.0617
Bei e – 28	Heat network	Heat supply	140	1.5	377*7	Heat preservation pipe	09-97	140.00	70	108	0.1961
Bei e – 29	Heat network	Heat supply	530	1.5	325*7	Heat preservation pipe	09-97	120.00	70	93	0.6395
Bei e – 30	Heat network	Heat supply	220	1.5	273*6	Heat preservation pipe	09-97	140.00	70	108	0.3082
Bei e – 31	Heat network	Heat supply	600	1.5	159*4.5	Heat preservation pipe	09-97	45.00	70	35	0.2724
Bei e – 32	Heat network	Heat supply	420	1.5	133*4	Heat preservation pipe	09-97	40.00	70	31	0.1689
Bei e – 33	Heat network	Heat supply	240	1.5	108*4	Heat preservation pipe	09-97	40.00	70	31	0.0965
Bei e – 34	Heat network	Heat supply	220	1.5	89*4	Heat preservation pipe	09-97	40.00	70	31	0.0884
Bei e – 35	Heat network	Heat supply	460	1.5	76*4	Heat preservation pipe	07-97	40.00	70	31	0.1850
Bei e – 36	Steam pipeline	For hangar only	1110	1.5	159*4.5	Heat preservation pipe	10-97	90.00	70	69	0.9936
Bei e – 37	Steam pipeline	For hangar only	1110	1.5	108*4	Heat preservation pipe	10-97	80.00	70	62	0.8928
Bei e – 38	Cable channel		500	1	800		10-98	110.00	75	91	0.5903
Bei e – 39	Cable channel		500	1	800		10-98	110.00	75	91	0.5903
Subtotal of Bei e											16.2514
Total											169.842

Details of land lease – Airline catering and services

Serial number	Land use number	Land use Name	Land user on valuation reference date	Certificate no. of land property	Land use location	Land use terms by valuation (years)	Area of Land (m2)	Gross net income of land (RMB0’000 / year)	Unit price of land use tax (RMB / year)	Tax rate of business tax (based on gross rental)	Rate of management fee (based on gross rental)	Annual Land Rental (RMB0’000 / year)
1	Liao – Shenyang – shou - 1	Land use For Measurement and catering	China Southern Airlines Company Limited	Dong Ling Gao Yong (2004) No. 02506	Taoxian, Dongling district, Shenyang	43.2	5156.6	16.0296	2.0000	5.5%	2.5%	18.5445
2	Xin – Urumqi – shou – 1	Airline catering	China Southern Airlines Company Limited	Niao Gao Yong (2004) No. 0008754	46 Yingbin road, New City	42.1	14269.36	46.8102	1.5	5.5%	2.5%	53.2072
3	Hei – Harbin – shou -1	Airline catering	China Southern Airlines Company Limited	Har Gao Yong (2004) No. 16344	Yanjiagang Airport, Hang District	43.3	6962	23.6809	2.0000	5.5%	2.5%	27.2536
4	Liao – Dalian – chu - 1	Dalian North-based International Building	Dalian North-based International Building, Free Trade Zone, Dalian	Free Trade Zone Gao Yong (01) No. 4002	Storage and Procession zone, Free Trade Zone, Dalian	32.7	7752	192.8074	6.0000	5.5%	2.5%	214.6289
Total							34139.96	279.3281				313.6342

Details of Building lease – Airline Catering and services

Serial number	Building name	Use	Detailed address	structure	No. of floor	Lettable area (m2)	Date of completion	Annual net income of property (RMB0’000 / year)	Property insurance (RMB / year)	Property tax	Business tax	Management fee	Property Annual rental (RMB0’000 / year)
Shenyang	Third production building	Office	3 Xiaobei Street (Xiao Bei Jie), Dadong District	Brick and concrete	5	1,123.00	1983-12-1	9.3187	0.1932	12%	5.5%	2%	11.7251
Subtotal of Shenyang						1,123.00		9.3187					11.7251
Dalian – 1	Integrated maintenance building	Office	Bei Hang Dong Lu, Ganjingzi District, Dalian	Frame	5	198.42	1998-11-1	1.591	0.0376	12%	5.5%	2%	2.1255
Dalian – 2	Integrated Operations building	Office	65 Ying Ke Raod, Ganjingzi District, Dalian	Frame	5	638.00	1998-11-1	5.7255	0.1354	12%	5.5%	2%	7.2615
Dalian – 3	Customs control room	Office	Bei Hang Dong Lu, Ganjingzi District, Dalian		1	4,400.00	2004-6-30	35.894	0.8659	12%	5.5%	2%	44.7379
Dalian – 4	North-based International Building	Office	Warehousing and processing zone, Free Trade Zone, Dalian	Brick and concrete	6	8,201.76	2000-4-1	74.0672	1.7617	12%	5.5%	2%	92.1580
Subtotal of Dalian						13,438.18		117.28					146.28
Changchun	Gas station	Gas station	Erdao Airport	Mixed	1	159.00	1998-12-1	0.6667	0.0158	12%	5.5%	2%	0.9774
Subtotal of Changchun						159.00		0.67					0.98
Harbin – 1	Integrated office building	Office	1st and 2nd floor, 1 Ping Shun Street	Frame	2	268.72	1990-12-1	1.4019	0.0334	12%	5.5%	2%	1.8906
Harbin - 2	Garage	Garage	Harbin Taiping International Airport	Brick and concrete	1	227.75	1994-12-1	1.215	0.0282	12%	5.5%	2%	1.6584
Subtotal of Dalian						496.47		2.62					3.55
Bei e – 1	Maintenance building	Office	Harbin Taiping International Airport	Brick and concrete	3	172.79	1977-12-1	0.6961	0.0127	12%	5.5%	2%	1.0138
Bei e – 2	Garage	Garage	Harbin Taiping International Airport	Brick and concrete	1	69.80	1994-12-1	0.2374	0.0055	12%	5.5%	2%	0.4440
Bei e – 3	Garage	Garage	Harbin Taiping International Airport	Brick and concrete	1	157.95	1996-12-1	0.5703	0.0134	12%	5.5%	2%	0.8575
Subtotal of Bei e						400.54		1.50					2.32
Urumqi – catering - 1	Catering truck garage	office	46 Yingbin road, New City	brick and concrete	1	417.57	1994-7-1	2.2298	0.0515	12%	5.5%	2%	2.9190
Urumqi – catering – 2	Catering area (25 items)	office	46 Yingbin road, New City	Brick and concrete	3	3,300.00	1999-12-31	65.1615	1.5484	12%	5.5%	2%	81.0950
Urumqi – catering – 3	Catering room	office	46 Yingbin road, New City	Brick and concrete	1	800.00	1994-12-1	13.4733	0.3122	12%	5.5%	2%	16.8861
Urumqi – catering – 4	Catering area	office	46 Yingbin road, New City	Brick and concrete	1	789.28	1986-12-1	2.9001	0.0627	12%	5.5%	2%	3.7517
Urumqi – catering – 5	Catering area (2nd phase)	office	46 Yingbin road, New City	Brick and concrete	2	1,254.00	1992-12-1	4.8593	0.1111	12%	5.5%	2%	6.1855
Urumqi – catering – 6	Gas room	office	46 Yingbin road, New City	Brick and concrete	1	100.00	1999-12-1	0.4345	0.0103	12%	5.5%	2%	0.6888
Subtotal of airline catering of Urumqi						6,660.85		89.06	2.10				111.53
Total						22,278.04		220.44	2.10				276.3758

Details of Buildings and other ancillary facilities lease – Airline catering and services

Serial number	Building name	Detailed address	structure	Size	Measurement unit	quantity	Date of completion	Annual net income (RMB0’000 / year)	Business tax rate	Management fee rate	Annual rental (RMB0’000 / year)
Urumqi – catering – 1	Enclosures door of supplies department of plane	Airline catering company	electric	B6.h1.8m	piece	1	12-00	2.73	5.5%	2%	2.9514